Exhibit 10.16b

                                 PROMISSORY NOTE


$303,404.00                                                      Costa Mesa, CA
                                                                 June 27, 2001


FOR VALUE RECEIVED, the undersigned, e-NET FINANCIAL.COM CORPORATION, a Nevada corporation, promises to pay to EMB CORPORATION, a Hawaii corporation, or order, the principal sum of Three Hundred Three Thousand Four Hundred Four and no/100 dollars ($303,404.00), together with interest on the outstanding balance of such principal sum computed at the rate of ten percent (10%) per annum from date hereof.

The entire principal balance, together with accrued interest, shall be due and payable, in full, on December 15, 2002.

There shall be no penalty for prepayment of principal at any time following the date hereof.

If this Note is not paid in full when it becomes due, Maker agrees to pay all costs and expenses of collection, including reasonable attorney's fees.

e-NET FINANCIAL.COM CORPORATION



By:  /s/  Vincent Rinehart
   --------------------------------
          Vincent Rinehart, President